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                           Computer Integration Corp.
                                 and Subsidiary



Exhibit 10(a) - Fourth Amendment to Financing Agreement between CIC
                Systems, Inc./Computer Integration Corp. and Congress Financial Corporation

as of November 13, 1997

CIC Systems, Inc.
165 University Avenue
Westwood, MA 02090

         Re:  Fourth Amendment to Financing Agreements ("Fourth Amendment")

Gentlemen:

         Reference is made to the Amended and Restated Loan and Security Agreement dated July 1, 1995, between you and the undersigned as amended (the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.

         Borrower has requested that Lender agree to extend the term of the Loan Agreement for three months and the Lender has agreed to do so, subject to the terms and conditions of this Amendment. Subject to the terms and conditions hereof, the Lender agrees with the Borrower as follows:

         (1)  Section 1.21 of the Loan Agreement is amended by deleting the
Section in its entirety and by substituting the following in lieu thereof:

                  "1.21"  Maximum Credit shall mean the amount of $70,000,000.

         (2) Section 12.1(a) of the Loan Agreement is amended by deleting the the first sentence thereof and by substituting the following sentence in lieu thereof:

                  "This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on October 1, 1998 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided that Lender may, at its option, extend the first Renewal Date for an additional year by giving Borrower notice at least ninety (90) days prior to the first Renewal Date.

         The foregoing amendment to Section 12.1(a) was effective as of September 1, 1997.

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         (3)  In connection with the execution and delivery of this Fourth
Amendment the Borrower and Guarantor shall furnish to the Lender upon Lender's request certified copies of all requisite corporate action and proceedings of the Borrower and Guarantor in connection with this Fourth Amendment and a legal opinion of Borrower's and Guarantor's counsel as to the due authorization of this Fourth Amendment and the enforceability hereof.

         (4) Borrower confirms and agrees that (a) all representations and warranties contained in the Loan Agreement and in the other Financing Agreements are on the date hereof true and correct in all material respects (except for changes that have occurred as permitted by the covenants in Section 9 of the Loan Agreement or as permitted under this Fourth Amendment), and (b) it is unconditionally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including attorneys' fees and expenses) under the Financing Agreements, and that Borrower has no defenses, counterclaims or setoffs with respect to full, complete and timely payment of all Obligations.

         (5) Guarantor, for value received, hereby assents to the Borrower's execution and delivery of this Fourth Amendment, and to the performance by the Borrower of its agreements and obligations hereunder. This Fourth Amendment and the performance or consummation of any transaction or matter contemplated under this Amendment, shall not limit, restrict, extinguish or otherwise impair the Guarantor's liability to Lender with respect to the payment and other performance obligations of the Guarantor pursuant to the Guarantee, dated July 1, 1995 executed for the benefit of Lender. Guarantor acknowledges that it is unconditionally liable to Lender for the full and complete payment of all Obligations including, without limitation, all charges, fees, expenses and costs (including attorney's fees and expenses) under the Financing Agreements and that Guarantor has no defenses, counterclaims or setoffs with respect to full, complete and timely payment of any and all Obligations.

         (6) Borrower hereby agrees to pay to Lender all reasonable attorney's fees and costs which have been incurred or may in the future be incurred by Lender in connection with the negotiation and preparation of this Fourth Amendment and any other documents and agreements prepared in connection with this Fourth Amendment. The Borrower confirms that the Financing Agreements remain in full force and effect without amendment or modification of any kind, except for the amendments explicitly set forth herein. The Borrower further confirms that after giving effect to this Fourth Amendment, no Event of Default or events which with notice or the passage of time or both would constitute an Event of Default have occurred and are continuing. The execution and delivery of this Fourth Amendment by Lender shall not be construed as a waiver by Lender of any Event of Default under the Financing Agreements. This Fourth Amendment shall be deemed to be a Financing Agreement and, together with the other Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.
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         If you accept and agree to the foregoing please sign and return the enclosed copy of this letter. Thank you.


                                 Very truly yours,

                                 CONGRESS FINANCIAL CORPORATION
                                 (NEW ENGLAND)

                                 By:      /s/ Marc E. Swartz
                                          ------------------------------------
                                          Marc E. Swartz, First Vice President

                                 AGREED:

                                 CIC SYSTEMS, INC.

                                 By:      /s/ Edward A. Meltzer
                                          ------------------------------------
                                          Edward A. Meltzer
                                          Chief Financial Officer

                                 COMPUTER INTEGRATION CORP.

                                 By:      /s/ Edward A. Meltzer
                                          ------------------------------------
                                          Edward A. Meltzer
                                          Chief Financial Officer